SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 4, 2017

One Horizon Group, Inc.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-10822	46-3561419
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

34 South Molton Street, London W1K 5RG, United Kingdom

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

+44(0)20 7409 5248

 (ISSUER TELEPHONE NUMBER)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Exchange Transactions

One Horizon Group, Inc. (the “Company”) has entered into two agreements intended to reduce its debt and eliminate its outstanding preferred stock. On September 4, 2017, the Company entered into an agreement with Zhanming Wu, owner of the Company’s 8% Series A Convertible Debentures in the principal amount of $3,500,000 (the “Debentures”), pursuant to which Mr. Wu agreed that he would not demand payment of the Debentures on or prior to October 1, 2017, in consideration for the right to convert $3,000,000 of the outstanding Debentures, together with all accrued but unpaid interest on the entire principal amount of the Debentures, which as of September 30, 2017, will equal approximately $350,000.00, into shares of the Company’s common stock at any time on or before January 31, 2018. On September 4, 2017, the Company entered into an agreement with Mark White, owner of 555,555 shares of the Company’s Series A-1 Convertible Preferred Stock, all of the Preferred Stock currently outstanding (the “Preferred Shares”), pursuant to which the Company agreed to redeem the Preferred Shares for shares of the Company’s common stock. Upon consummation of the two Agreements, the Company will issue an aggregate of 17,000,000 shares of common stock to Messrs. Wu and White. In addition, upon conversion of the $3,000,000 portion of the Debentures, the balance of the Debentures will be deemed cancelled and the Company will issue to Mr. Wu its $500,000 promissory note bearing interest at the rate of 7% per annum payable on August 31, 2019. In addition to the shares issuable to Mr. White for the Preferred Shares, he will receive a $500,000 promissory note identical to the note issued to Mr. Wu.

The issuance of the shares of common stock in exchange for the Debentures and the Preferred Shares (the “Exchange Transactions”) is subject to stockholder approval in accordance with the applicable rules of the NASDAQ Capital Market, the exchange upon which the Company’s common stock is listed (“NASDAQ”), since the issuance of such shares is in excess of 20% of the outstanding shares of the Company’s common stock. The Company intends seek the written consent of stockholders owning a majority of the outstanding shares of common stock to approve the issuance of the number of shares of common stock contemplated by the Exchange Transactions, or if it is unable to obtain such stockholder consents, to call a special meeting of stockholders to approve such issuances.

The Company has agreed to engage Mark White as its President and Chief Executive Officer. It is contemplated that the Company and Mr. White will enter into an agreement with an initial term ending on July 31, 2022, or earlier upon determination by the Company for any or no reason or voluntarily by Mr. White upon 30 days’ prior written notice to the Company. The Company will also be able to terminate the employment of Mr. White for cause or if Mr. White becomes disabled. Mr. White will have the right to terminate the employment agreement for good reason.

In consideration for his services, the Company will pay Mr. White an annual salary of $480,000, provided that until the earlier of the acquisition by the Company of a business with a valuation in excess of $1,000,000 and December 31, 2017, the salary payable to Mr. White will be accrued but not paid, with such accrued salary to be paid in equal monthly installments during the period commencing March 1, 2018 through July 1, 2018, or such earlier date upon which Mr. White’s employment is terminated. Mr. White also will be entitled to receive a bonus for periods commencing August 1, 2018 based upon performance criteria to be determined by the Board of Directors. As an inducement to join the Company, the Company has issued Mr. White 1,600,000 shares of its common stock. Mr. White also will be entitled to participate in any employee health, life or disability insurance plans established and maintained by the Company. The Company also has agreed to cause the nomination of Mr. White to its Board of Directors as long as he is employed as its President and Chief Executive Officer.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Office

Appointment of Mark White as President, Chief Executive Officer and a Director

On September 8, 2017, the Company agreed to engage Mark White, as its President, Chief Executive Officer and a director of the Company. Mr. White will lead the Company’s new strategy directed at growth opportunities for online and Software-as-a-Service businesses, primarily centered on the security, education and gaming markets.

Mr. White, age 57, served as the Company’s Chief Executive Officer from November 30, 2012 and resigned on July 24, 2014. Since July 2014, he has been engaged as a private investor seeking business and investment opportunities.

Mr. White has not been subject to any judgment, order or decree, or a party to any of the legal proceedings, of the type referred to in Item 401(f) of Regulation S-K during the last ten years.

Appointment of Edwin Lun as Chief Operating Officer

On September 4, 2017, the Company appointed Edwin Lun to serve as its Chief Operating Officer. Mr. Lun will oversee the Company’s business development and operations in China and Hong Kong. Mr. Lun will receive an annual base salary of $250,000 and will be entitled to a bonus based upon performance criteria to be determined by the Board of Directors, provided that until the earlier of the acquisition by the Company of a business with a valuation in excess of $1,000,000 and December 31, 2017, the salary payable to Mr. Lun will be accrued but not paid, with such accrued salary to be paid in equal monthly installments during the period commencing March 1, 2018 through July 1, 2018, or such earlier date upon which Mr. Lun’s employment is terminated. In addition, as a signing bonus, the Company has issued Mr. Lun 1,400,000 shares of its common stock. Mr. Lun will be entitled to participate in any employee health, life or disability insurance plans established and maintained by the Company.

Mr. Lun, age 51, has served as a non-executive director of Mobi724 Global Solutions (CSE: MOS), a technology company that is a leader in mobile payment solutions. Mr. Lun has also served as a board member of GS1, an organization that develops global standards for business communication. Mr. Lun is currently China Advisory Board member of Hope International Microfinance, a global microfinance institution in 16 countries. Mr. Lun has experience running large scale manufacturing operations and supply chain management distribution systems in the Fast Moving Consumer Goods (FMCG) sector, including over 20 years of experience in CAD/CAM/CAE, ERP and PLM software implementation. Mr. Lun is a graduate of the Harvard President Management Program at the Harvard Business School.

Mr. Lun has not been subject to any judgment, order or decree, or a party to any of the legal proceedings, of the type referred to in Item 401(f) of Regulation S-K during the last ten years.

Item 7.01 Regulation FD Disclosure

On September 8, 2017, the Company issued a press release announcing the appointment of Mark White as its President and Chief Executive Officer, and Edwin Lun as its Chief Operating Officer. The text of the press release is attached as Exhibit 99.1 to this report.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by us under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
10.1	Agreement dated September 4, 2017 with Zhanming Wu with respect to the Debentures.
10.2	Agreement dated September 4, 2017 with Mark White with respect to the Preferred Shares.
99.1	Press release issued by One Horizon Group, Inc. on September 8, 2017 announcing the appointment of Mark White as its President, Chief Executive Officer and a Director and the appointment of Edwin Lun as its Chief Operating Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE HORIZON GROUP, INC.

Date: September 8, 2017	By:	/s/ Martin Ward
Martin Ward
Chief Financial Officer